Exhibit 16.2

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:         Envoy Group Corp.

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated July 29, 2015, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ “Manning Elliott LLP”

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

July 29, 2015